Exhibit 32.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of Mirati Therapeutics, Inc. (the “Company”) for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles M. Baum, the President and Chief Executive Officer, and I, Jamie A. Donadio, the Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.                   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: November 4, 2019

/s/ Charles M. Baum	/s/ Jamie A. Donadio
Charles M. Baum	Jamie A. Donadio
President and Chief Executive Officer (Principal Executive Officer)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.